UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2017

GCI, Inc.
(Exact name of registrant as specified in its charter)

State of Alaska	0-5890	91-1820757
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

This Form 8-K/A amends the Current Report on Form 8-K of GCI, Inc., dated April 4, 2017 (the “Original 8-K”), regarding GCI, Inc.'s parent company, General Communication, Inc.'s ("GCI") entry into an agreement with Liberty Interactive Corporation (the “Company”) pursuant to which the Company would acquire GCI, combine GCI with the Company’s Liberty Ventures tracking stock group and effect a split-off of the Company’s interest in the combined company. On April 4, 2017, GCI made available on its website a slide show presentation regarding the transaction in connection with a call held with investors and filed a copy of the presentation as Exhibit 99.3 to the Original 8-K.

The purpose of this amendment is to correct typographical errors on slides 11 and 20 from the slide show presentation and in the press release originally filed as Exhibit 99.1 to the Original 8-K. The revised slides are filed herewith as Exhibit 99.4. In the press release filed with the Original 8-K, the information in clause (iii) of the second sentence of the first paragraph on page 4 regarding the conditions to the transaction should read as follows: “(iii) approval by the majority of the outstanding voting power of GCI, together with the majority of each of the GCI Class A common stock and GCI Class B common stock”.

Item 9.01. Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Name
99.4	Corrected Slides - Investor Presentation dated April 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCI, Inc.
(Registrant)

Date: April 10, 2017

	By	/s/ Peter J. Pounds
Name: Peter J. Pounds
Title: Chief Financial Officer,
Secretary, Treasurer,
and Director
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Name
99.4	Corrected Slides - Investor Presentation dated April 4, 2017